Exhibit J

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 117 to the Registration Statement on Form N-1A of GraniteShares ETF Trust and to the use of our report dated August 29, 2025 on the financial statements and financial highlights of GraniteShares 2x Short COIN Daily ETF, GraniteShares 2x Long LCID Daily ETF, GraniteShares 2x Short NVDA Daily ETF, GraniteShares 2x Long RIVN Daily ETF, GraniteShares 2x Long TSLA Daily ETF and GraniteShares 2x Short TSLA Daily ETF, each a series of GraniteShares ETF Trust, appearing in Form N-CSR for the year ended June 30, 2025, which are also incorporated by reference into the Registration Statement.

We consent to the references to our firm in the Post-Effective Amendment No. 116 to the Registration Statement on Form N-1A of GraniteShares ETF Trust regarding GraniteShares 2x Long AAL Daily ETF, GraniteShares 1x Short AAL Daily ETF, GraniteShares 2x Short AAL Daily ETF, GraniteShares 1x Short AAPL Daily ETF GraniteShares 2x Short AAPL Daily ETF, GraniteShares 2x Short AMD Daily ETF, GraniteShares 2x Long JPM Daily ETF, GraniteShares 1x Short JPM Daily ETF, GraniteShares 2x Short JPM Daily ETF, GraniteShares 1x Short LCID Daily ETF, GraniteShares 2x Short LCID Daily ETF, GraniteShares 1x Short META Daily ETF, GraniteShares 2x Short META Daily ETF, GraniteShares 1x Short NVDA Daily ETF, GraniteShares 1x Short RIVN Daily ETF, GraniteShares 2x Short RIVN Daily ETF, GraniteShares 1x Short TSLA Daily ETF, GraniteShares 2x Long XOM Daily ETF, GraniteShares 1x Short XOM Daily ETF, and GraniteShares 2x Short XOM Daily ETF, each a series of GraniteShares ETF Trust.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
October 24, 2025